Exhibit 99.1

SmartRent Names Shane Paladin as President and Chief Executive Officer

Transformative Leader and SaaS Veteran to Drive Company’s Next Chapter of Growth and Innovation in Smart Home Technology for the Rental Housing Industry

SCOTTSDALE, Ariz., January 27, 2025 — SmartRent Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), the leading provider of smart communities solutions and smart operations solutions for the rental housing industry, today announced the appointment of Michael Shane Paladin as its President and Chief Executive Officer, with an expected start date of February 24. In this role, Paladin will lead SmartRent’s executive team as the Company strives to advance its market share and strategic vision of delivering smart living and working for the rental housing industry while optimizing service and performance for its customers, site teams and resident users.

With more than two decades of proven experience across SaaS, enterprise software and technology services, Paladin brings an extraordinary track record of delivering strategic transformation, operational excellence and sustainable growth to SmartRent. From revitalizing SaaS businesses to driving innovation in cloud-based solutions, Paladin has a demonstrated history of delivering elevated customer experience, expanding profitable growth and navigating complex market dynamics while delivering tangible value to stakeholders.

“We are delighted to welcome Shane to the SmartRent team. As we integrate his wealth of knowledge, strategic vision and innovation acumen into our Company arsenal, SmartRent embarks on a new turning point while transforming rental housing operations – bringing unmatched value for our customers and their residents,” said John Dorman, Chairman of the SmartRent Board of Directors. “Shane joins us at a moment when we are helping the rental housing industry navigate through one of its most pivotal periods by delivering a holistic enterprise platform that addresses all aspects of portfolio and property management. With Shane’s leadership and our recent $10M innovation investment, we are well positioned to remain at the forefront of innovation in our space, setting the standard and driving the future of property technology.”

Paladin’s SaaS career spans blue-chip companies and pioneering early-stage ventures where he established strong foundations for scalable growth while enhancing customer retention and operational efficiency. Most recently, Paladin served as Chief Executive

Officer of Siteimprove, a private equity-backed marketing technology SaaS company. There, he led a successful turnaround, driving profitable growth, expanding product offerings and executing strategic mergers and acquisitions. His tenure was marked by innovation and an unwavering commitment to customer success.

Before joining Siteimprove, Paladin held several senior-level roles at SAP SE (NYSE: SAP), one of the world’s largest enterprise software companies. As President of Services, he led a global 19,000-person team, managed a multi-billion-euro P&L and drove SAP’s digital transformation by streamlining its services portfolio and enabling a rapid shift to remote project delivery during the COVID-19 pandemic. Previously, as Chief Operating Officer of SAP Greater China, he modernized operations, accelerated

Exhibit 99.1

cloud adoption and transformed the region into one of SAP’s fastest-growing markets. Earlier, in North America, he held several senior leadership roles driving customer-centric growth initiatives and achieved significant improvements in revenue, profitability and market share.

“I’m honored to join SmartRent at a time when the rental housing industry is embracing transformative technology,” said Paladin. “SmartRent’s innovative approach to IoT, data intelligence and resident-centric experiences uniquely positions the Company to lead this evolution. I look forward to working with the talented team at SmartRent to deliver game-changing solutions that empower our customers and redefine what’s possible in property technology.”

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart communities solutions and smart operations solutions to the rental housing industry. SmartRent’s end-to-end enterprise ecosystem powers smarter living and working in rental housing by automating operations, protecting assets, reducing energy consumption, enhancing the resident experience and more. The Company’s differentiators - purpose-built software and hardware, and end-to-end implementation and support - create an exceptional experience, with 15 of the top 20 multifamily operators and millions of users leveraging SMRT solutions daily. For more information, please visit smartrent.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's executive transition, expected future business and financial performance, areas of focus, including our sales organization, the Company's approach to operational and financial discipline, leadership transition, expected growth, strategy, performance, financial review, stock repurchase program and expected benefits from stock repurchase program, and other future events and forward-looking statements. Forward-looking statements may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) accelerate adoption of our products and services; (2) anticipate the uncertainties inherent in the development of new business lines and business strategies; (3) manage risks associated with our third-party suppliers and manufacturers and partners for our products; (4) manage risks associated with adverse macroeconomic conditions, including inflation, slower growth or recession, barriers to trade, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment, and currency fluctuations; (5) attract, train, and retain effective officers, key employees and directors

Exhibit 99.1

and manage risks associated with the leadership transition; (6) develop, design, manufacture, and sell products and services that are differentiated from those of competitors; (7) realize the benefits expected from our acquisitions; (8) acquire or make investments in other businesses, patents, technologies, products or services to grow the business; (9) successfully pursue, defend, resolve or anticipate the outcome of pending or future litigation matters; (10) comply with laws and regulations applicable to our business, including privacy regulations; (11) realize the benefits expected from our stock repurchase program; and (12) maintain key strategic relationships with partners and distributors. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Media Contact

Amanda Chavez - Vice President, Marketing and Communications

media@smartrent.com

Investor Contact

Kelly Reisdorf - Head of Investor Relations

investors@smartrent.com